EXHIBIT 10.2
[Fleet Logo]                                                          Fleet Bank

January 1, 1997


Pam Kaplan
Manager, Corporate Tax and Treasury Services
Kronos Inc.
300 Billerica Road
Chelmsford, MA 01824

Dear Pam:

Fleet National Bank (the "Bank") is pleased to offer an informal credit facility effective January 1, 1997 to Kronos Incorporated ("Kronos") for aggregate advances not to exceed $3,000,000. This facility must not be construed as a binding commitment to lend, but rather an indication of our willingness to provide funds on an as offered basis. As such, it may be withdrawn by the Bank at any time. This letter agreement supersedes the Loan Agreement between Kronos Incorporated and Fleet Bank of Massachusetts, N.A. and the First Amendment to Loan Agreement dated January 24, 1995, collectively the ("Loan Documents"). The referenced line of credit facility in the Loan Documents will be canceled as of the effective date of this facility.

Advances hereunder will be made only if in the opinion of the Bank, in its sole discretion, there has been no material adverse change of circumstances in the condition of Kronos, financial or otherwise, and if there exists no default under any loan documentation executed by you. Advances shall be payable on demand, and shall bear interest at your option of either the "Prime Rate or Libor + 1.75%. The term "Prime Rate" as used herein shall mean the rate of interest announced by Bank from time to time at its Boston offices as its Prime Rate, the term Libor Rate shall mean the rate offered to the Bank by banks in the London interbank market. Prepayment penalties will apply only if Kronos elects to borrow at Libor + 1.75% and, only if Kronos does not give the Bank thirty days written notice of its intent to repay. Interest and fees are calculated on the basis of a 360-day year and actual days elapsed.

Please indicate your acceptance of this credit facility by signing below and returning one copy to my attention.

Sincerely,

/s/ Ann M. Dillon
Ann M. Dillon
Vice President

ACCEPTED BY:
Kronos Incorporated

/s/ Paul Lacy
Name

V.P. Finance and Administration
Title
February 6, 1997
Date

cc:  Paul A. Lacy

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[Fleet Bank Logo]                                     Commercial Promissory Note
--------------------------------------------------------------------------------

______, Massachusetts                                         ____________, 19__

         FOR VALUE RECEIVED, I, the undersigned, promise to pay to the order of Fleet Bank of Massachusetts, National Association (with any subsequent holder referred to in this note as "you") at any of your offices, the sum of Three Million and 00/100 DOLLARS ($3,000,000.00) with interest in accordance with the provisions below which are marked.


INTEREST RATE
I will pay interest on the unpaid principal balance of this Note as follows, but in no event will interest exceed the maximum rate permitted by law: X FLOATING RATE. At the aggregate of the Bank's Prime Rate as the Bank announces it from time to time, or Libor plus 1.75% percent per annum. Changes in the Bank's Prime Rate as the Bank announces it from time to time are to take effect, for the purposes of the determination of interest on this Note, when made effective generally to loans by the Bank.

_  FIXED RATE. At the rate of _______ percent per annum.

_ DISCOUNT. Interest to maturity has been deducted from the proceeds of this Note. Interest at the rate of __________ percent per annum shall be paid on any amount not paid when due hereunder until that amount and any such interest are so paid.


INTEREST PAYMENTS
I will pay interest at the above rate as follows:
X PERIODICALLY. Monthly/Quarterly/Monthly, in arrears, with the first such payment due on the _____ day of _________, 19___, and each subsequent payment due on the corresponding day of each calendar month/calendar quarter/_______________ thereafter.

_  AT MATURITY. At the maturity of this Note.

_ INTEREST INCLUDED IN REPAYMENTS. Interest is included in the payment(s) to be made pursuant to the Repayment Provisions below.


REPAYMENT PROVISIONS
In addition to any interest payments to be made as indicated above, I will pay you the amount stated above as follows:
X ON DEMAND. On demand by you.

_ PAYMENTS TO BE MADE UNTIL DEMAND. On demand by you, with payments of $____________ each to be made monthly unless and until such demand is made. The first such payments shall be due on the ______ day of __________, 19____ (if you have not made demand before then) and unless and until you make demand, each subsequent payment shall be due on the corresponding day of each month thereafter.

_ TIME. ______________ days after the date hereof on _______________, 19____.

_ INSTALLMENTS. In __________ consecutive monthly installments, of which each but the last shall be $________ and the final of which shall be equal to the then unpaid principal balance of this Note plus all accrued and unpaid interest thereon. The first such monthly installment shall be due on the ______ day of __________, 19____ and each subsequent installment shall be due on the corresponding day of each month thereafter, with the balance of all principal and interest due on ____________, 19____.


PREPAYMENT. I will be entitled to prepay this note as follows: Prepayment penalties will apply only if Kronos elects to borrow at Libor + 1.75% and, only if Kronos does not give the Bank thirty days written notice of its intent to repay.

LATE CHARGES. Upon default for more than fifteen (15) days in the making of any payment of principal or interest on this Note. I will pay you, upon demand, in addition to all other amounts payable hereunder, a late charge equal to three percent (3%) of the payment due, but in no event are such charges to exceed the maximum permitted by law.

APPLICATION OF PAYMENTS. Any payments you receive from me will be applied first to any accrued and unpaid interest and then to the unpaid principal balance of this Note. If any payment under this Note becomes due and payable on the day upon which your office is legally closed to business, the due date shall be extended to the next succeeding business day and interest shall be payable during such extension at the rate stated above.

EACH BORROWER AND ENDORSER LIABLE. If more than one borrower has signed below, each of us has made all of the promises contained in this Note, and we are jointly and severally liable for all obligations on this Note. If one or more endorser has signed below, each endorser agrees to all terms of this Note, including without limitation the provisions relating to Security.

     This Note is subject to the terms, provisions and conditions set forth on the reverse side of this page. Signed as an instrument under seal on the date stated above.

BORROWER(S)

------------------------------------------------
Name of Borrower

By: _____________________________________________
       Name                      Title

By: _____________________________________________
       Name                      Title

Address: _________________________________________

         -----------------------------------------

By: _____________________________________________
       Name                      Title

Address: _________________________________________


(ENDORSER(S):

------------------------------------------------

------------------------------------------------

EVENTS OF DEFAULT. Upon the occurrence of any one or more of the following Events of Default, the entire unpaid principal balance of this Note and all unpaid accrued interest hereunder shall become immediately due and payable at your option and without notice or demand. In addition, at your option and without notice or demand, the occurrence of any such Event of Default shall also constitute a default under all agreements between you and me as well as of all instruments and papers that I have given to you. Events of Default are:

     (a) my failure to pay when due (or upon demand, if payable on demand) any amount due on this Note or any other amount I owe you; (b) my failure promptly, punctually, and faithfully to perform any other obligation or discharge any liability of mine to you; (c) your determination that any representation or warranty I made to you in any document, instrument, agreement or paper was not true or accurate when given; (d) the occurrence of any event of default under any agreement between you and me or under any instrument or paper I have given to you notwithstanding that you may not have exercised your rights upon default under any such other agreement, instrument or paper; (e) any act by, against, or relating to me or my property or assets, which act constitutes the application for, consent to, or sufferance of, the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise over all or any part of my property, the granting of any trust mortgage or execution of an assignment for the benefit of my creditors or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for me; my written admission of my inability to pay my debts as they mature; the filing of any complaint, application, or petition by or against me initiating any matter in which I am or may be granted any relief from my debts pursuant to the Federal Bankruptcy Code or pursuant to any other insolvency statute or procedure; my offering by or entering into any composition, extension, or any other arrangement seeking relief or extension for my debts or any other judicial or non-judicial proceeding or agreement by, against, or including me which seeks or intends to accomplish a reorganization or arrangement with creditors; (f) the imposition of any lien upon my assets or the entry of any judgment against me, which lien is not discharged, or judgment appealed from or satisfied, within fifteen (15) days after its imposition or entry; (g) any material adverse change in my assets, liabilities, property, business or condition, financial or otherwise; (h) the occurrence of any event or circumstance with respect to me such that you deem yourself to be insecure; (i) my death, termination of existence, dissolution, winding up, or liquidation; (j) the occurrence of any of the foregoing Events of Default with respect to any guarantor or endorser to you of my liabilities to you, as if such guarantor or endorser were a borrower who signed this Note.

     LOAN DOCUMENTS: SECURITY. The following loan documents and security instruments are incorporated herein by reference with the same force and effect as if set forth herein in full:
================================================================================
================================================================================

The execution, endorsement or guaranty of this Note constitutes a confirmation by each person that any security interest listed above which was given to you before the date hereof shall continue in effect as security for this Note. In addition to the foregoing, any and all of the deposits or other sums at any time credited by or due from you to me or to any endorser or guarantor of this Note, and any cash, securities, instruments, or other property of mine or of such endorser or guarantor in your possession, whether for safekeeping, or otherwise, shall at all times constitute security for this note, and for any and all of my liabilities to you including, without limitation, the liability evidenced hereby, and may be applied or set off by you against such liabilities at any time whether or not such liabilities are then due and whether or not other collateral is available to you.

     COSTS AND EXPENSES. I and each endorser and guarantor of this Note, will pay all costs and expenses, including, without limitation, reasonable attorneys' fees and all expenses and disbursements of counsel, in connection with the protection or enforcement of any of your rights against me or any such endorser and guarantor and against any collateral given to you to secure this Note or any other of my liabilities or of such endorser and guarantor to you (whether or not suit is instituted by or against you).

     ASSIGNABILITY BY YOU. You may assign and transfer this note to any person, firm or corporation and deliver to the assignee any collateral or security interest you hold in connection with this Note. In the event of such assignment, you will have no further responsibility or liability with respect to such collateral or security interest, and the terms of this Note and any related documents shall inure to the benefit of your assignee and its successors. This Note shall be binding upon me and each endorser and guarantor hereof and upon my and their respective heirs, successors, assigns, and representatives, and shall inure to the benefit of you and your successors and endorsees.

     SEVERABILITY. If any provision of this Note is deemed by any court having jurisdiction thereof to be invalid or unenforceable, the other provisions of this Note shall remain in full force and effect. If any provision of this note is deemed by any such court to be unenforceable because such provision is too broad in scope, such provision shall be construed to be limited in scope to the extent such court shall deem necessary to make it enforceable. If any provision is deemed inapplicable by any such court to any person or circumstances, it shall nevertheless be construed to apply to all other persons and circumstances.

     WAIVER. No delay or omission by you in exercising or enforcing any of your powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any default hereunder shall operate as a waiver of any other default hereunder, nor as a continuing waiver.

     ENDORSEMENT. Each endorser, jointly and severally if more than one, unconditionally guarantees prompt payment when due, by acceleration or otherwise, of this Note, regardless of its genuineness, validity, regularity or enforceability and waives any right to require you to proceed against the Borrower or any collateral which you might have been granted to secure any endorser's liabilities under this Note.

     PRESENTMENT, EXTENSION. I and each endorser and guarantor of this Note respectively waive presentment, demand, notices, and protest, and also waive any delay on the part of the holder hereof. Each assents to any extension or other indulgence (including, without limitation, the release of any other party to this Note or the release or substitution of collateral) which you permit me or any such endorser or guarantor with respect to this Note or any collateral given to secure this Note and any other liability of mine or such endorser or guarantor to you.

     MISCELLANEOUS. My liabilities and those of any endorser or guarantor of this Note are joint and several; provided, however, your release of me or any endorser or guarantor shall not release any other person obligated on account of this Note. Each reference in this Note to me, any endorser, and any guarantor, is to such person individually and also to all such persons jointly. No person obligated on account of this Note may seek contribution from any other person also obligated unless and until all liabilities to you of the person from whom contribution is sought have been satisfied in full.

     I and each endorser and guarantor of this Note authorize you to complete this Note if delivered in incomplete form, in any respect.

     This Note is delivered to you at one of your offices in Massachusetts and shall be governed by the laws of the Commonwealth of Massachusetts. I and each endorser and guarantor of this Note submit to the jurisdiction of the courts of the Commonwealth of Massachusetts for all purposes with respect to this Note, any collateral given to secure their respective liabilities to you or their respective liabilities to you or their respective relationships with you.